UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): May 12, 2009

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

                    On May 11, 2008, the Company finalized the terms of a senior subordinated secured promissory note in the aggregate amount of $300,000 (of a total authorized $1,750,000) from certain of its present investors (the “Secured Loan”). The Secured Loan was arranged to fund the immediate working capital obligations of the Company. The terms of the Secured Loan are as follows: the Company will repay the principal amount together with compounded interest from the date of each note on the unpaid principal balance at a rate equal to seventeen percent (17%) per annum, computed on the basis of the actual number of days elapsed and 365 days in a year. The Company is not required to pay interest until the principal is due. All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable on the earlier of (i) the completion of a Sale of Securities Proceeds (as hereinafter defined) or (ii) September 30, 2009 (the “Maturity Date”).

                    At any time prior to Maturity, all or a portion of the Secured Loan is convertible at the option of the investors into shares of the Company’s common stock at a price per share of $0.25.

                    Also as consideration for entering into the Secured Loan, the investors received five-year warrants to purchase 300,000 shares at an exercise price of $0.50 per share.

                    The Company agrees to satisfy in full the interest and principal due on the Sale of Securities Proceeds. A “Sale of Securities Proceeds” for the purposes of the Secured Loan means funds received by the Company pursuant to the sale or a series of sales of any debt (not including any lines of credit) or Securities, including Common Stock or Common Stock Equivalents, of the Company so long as such sale results in aggregate gross proceeds to the Company of $5,000,000 or more.

                    The obligations of the Company pursuant to the Secured Loan are secured by all of the assets of the Company and its subsidiaries pursuant to a certain Loan and Security Agreement, subject to certain subordination obligations of the Company and its subsidiaries to other secured lenders. The Company may prepay any portion of the principal amount of the Secured Loan upon at least three business days’ notice to the investors.

                    As certain investors who participated are members of the Board of Directors, this transaction as it relates to them is a Related Party Transaction. The independent members of the Company’s Board of Directors approved the terms and conditions of the Secured Loan. Of the aggregate principal amount of the Secured Loan of $300,000, Jerome Snyder, the Chairman of the Board and a Director provided $100,000 in principal.

                    The foregoing warrants were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

                    Please see the disclosure under Item 1.01 which is incorporated herein by reference.

(d) Exhibits

10.1	Form of Senior Subordinated Secured Promissory Note

10.2	Form of Warrant Agreement

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ Jonathan Snyder
Dated: May 12, 2009		Name: Jonathan Snyder
Title: Chief Executive Officer